Exhibit 10.1

THE SYMBOL “[****]” DENOTES PLACES WHERE CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED

FIRST AMENDMENT

TO

LICENSE AGREEMENT

This amendment (“First Amendment”) to Agreement (defined below) is entered into by and between Sunovion Pharmaceuticals Inc. (formerly Cynapsus Therapeutics, Inc.) (“Sunovion”) and Aquestive Therapeutics, Inc. (formerly MonoSol Rx, LLC) (“Aquestive”) and is effective as of March 16, 2020 (the “First Amendment Effective Date”). Capitalized terms not defined herein shall have the meaning set forth in the Agreement. Except as set forth in this First Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

RECITALS

WHEREAS, Cynapsus Therapeutics, Inc. developed and owned patented technology related to the film-based drug delivery of the active pharmaceutical ingredient, Apomorphine;

WHEREAS, MonoSol Rx, LLC owns patented and trade secret proprietary technology related to film-based drug delivery systems which includes orally soluble film strips containing active pharmaceutical ingredients;

WHEREAS, Cynapsus Therapeutics, Inc. obtained an exclusive right and license from MonoSol Rx, LLC in connection with the development and commercialization of Apomorphine for oral administration (the “Product”);

WHEREAS, Sunovion acquired Cynapsus Therapeutics, Inc. and all rights and licenses to its technology in October of 2016;

WHEREAS, MonoSol Rx, LLC changed its corporate name to Aquestive Therapeutics, Inc. in 2017;

WHEREAS, as of the effective date of this First Amendment, all reference to Cynapsus Therapeutics, Inc. in the Agreement shall be deemed to refer to Sunovion and all references to MonoSol Rx, LLC shall be deemed to refer to Aquestive, respectively; and

WHEREAS, the parties to this First Amendment wish to amend certain terms of that certain License Agreement entered into by and between the Cynapsus Therapeutics, Inc. and MonoSol Rx, LLC effective as of April 1, 2016 (the “Agreement”) as outlined below;

NOW, THEREFORE, the parties agree as follows:

1.	In Section 3.1.2 Ongoing Milestone Payments, the third milestone for $[****] is deleted and replaced with the following:

Milestone Payment U.S. Dollars (continued)
$[****]
On the earlier to occur of: (a) the first day of Product availability at a pharmacy in the European Union; or (b) six (6) months after receiving marketing authorization by the EMA or a European Union member country, and including, in each subsection (a) and (b) of this Milestone Payment, the United Kingdom and any other country currently in the European Union if the United Kingdom and/or any other country is no longer a member country in the EU at such time.

2.	Section 3.4 is deleted in its entirety and replaced with the following:

“Minimum Royalty. Effective as of April 1, 2020 and through the termination of this Agreement, notwithstanding anything set forth in this Agreement to the contrary, Licensee will pay Aquestive a minimum annual royalty payment of [****] dollars, invoiceable with NET30 payment terms on the close of each of Licensee’s fiscal calendar years.”

3.	Section 7.2.1 is deleted in its entirety and replaced with the following:

“7.2.1 Licensor may, in its sole discretion, terminate this Agreement immediately upon written notice if:

(a) Licensee fails to make any payments required under this Agreement when due and Licensee does not make the required payments within forty-five (45) days of receiving notice from Licensor;

(b) if Licensee pays to Licensor not more than the minimum royalty payment due to Licensor under this Agreement for any thirty (30) consecutive month period, from the date of first commercial sale, in accordance with Section 3.4 above;

(c) if Section 8.4 above has been violated; or

(d) no further royalty payments are due and payable to Licensor pursuant to Section 3.3 above.”

4.	Section 7.2.2(d) is deleted in its entirety and replaced with the following:

“7.2.2(d) at any time after March 31, 2028, the Licensee may terminate this Agreement for any reason upon one hundred and eighty (180) days prior written notice to Licensor.”

[Signatures to follow on next page.]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their duly authorized representatives to be effective as of the First Amendment Effective Date stated above.

Sunovion Pharmaceuticals Inc.		Aquestive Therapeutics, Inc.

By:	/s/ Shinichiro Katayanagi	By:	/s/ Daniel Barber

Print Name:	Shinichiro Katayanagi	Print Name:	Daniel Barber